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                                                                 Exhibit 23.1

To the Board of Directors and Stockholders
Jordan American Holdings, Inc. and Subsidiaries

We consent to incorporation by reference in the registration statements (Nos. 33-80690 and 33-82552) on Form S-8 and the registration statement on Form S-3 that is Post-Effective Amendment No. 4 to the registration statement (No.33-31234) on Form S-1 of Jordan American Holdings, Inc. of our report dated February 9, 1998, except for the last paragraph of Note 9 as to which the date is March 20, 1998, relating to the consolidated balance sheet of Jordan American Holdings, Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended, which report appears in Jordan American Holdings, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1998.

                                 /s/ Arthur F. Bell, Jr. & Associates, L.L.C.
                                 ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.
                                 CERTIFIED PUBLIC ACCOUNTANTS